Exhibit 99.1

Natural Grocers by Vitamin Cottage Announces First Quarter Fiscal 2021 Results

Lakewood, Colorado, February 4, 2021. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced results for its first quarter of fiscal 2021 ended December 31, 2020 and confirmed its outlook for fiscal 2021.

Highlights for First Quarter Fiscal 2021 Compared to First Quarter Fiscal 2020

●	Net sales increased 15.2% to $265.0 million;
●	Daily average comparable store sales increased 12.7%;
●	Operating income increased 82.7% to $5.2 million;
●	Net income increased 94.4% to $3.6 million with diluted earnings per share of $0.16;
●	Adjusted EBITDA increased 25.5% to $13.2 million; and
●	Opened one new store, resulting in a 3.2% new store growth rate for the twelve-month period ended December 31, 2020.

“We had a strong start to fiscal 2021, with first quarter results reflecting robust sales and profitability growth. Daily average comparable store sales increased 12.7%, net sales increased 15.2% and net income increased 94.4%, compared to the first quarter of fiscal 2020. Our results continue to reflect strong increases in average basket size consistent with recent trends as customers made fewer shopping trips to our stores but increased their spend per trip. Our success is directly attributable to our commitment to our founding principles, which include providing the highest quality, healthy foods at an Always Affordable PriceSM. These principles truly speak to today’s consumer,” said Kemper Isely, Co-President. “We are extremely grateful for the dedication of each of our good4uSM Crew members. We continue to prioritize the safety of our customers and crew amidst the COVID-19 pandemic.”

Operating Results — First Quarter Fiscal 2021 Compared to First Quarter Fiscal 2020

During the first quarter of fiscal 2021, net sales increased $35.0 million, or 15.2%, to $265.0 million compared to the same period in fiscal 2020, driven by a $29.2 million increase in comparable store sales and a $5.8 million increase in new store sales. Daily average comparable store sales increased 12.7% in the first quarter of fiscal 2021 compared to a 1.9% increase in the first quarter of fiscal 2020. The daily average comparable store sales increase during the first quarter of fiscal 2021 reflected a 21.4% increase in daily average transaction size, partially offset by a 7.1% decrease in daily average transaction count. During the first quarter of fiscal 2021, recent trends continued as customers made fewer shopping trips to our stores but increased their spend per trip. The increase in net sales during the three months ended December 31, 2020 was primarily driven by the continued strong demand for food at home during the pandemic, in addition to marketing initiatives, promotional campaigns and increased membership in and usage of the {N}power® customer loyalty program.

Gross profit increased $12.5 million, or 20.7%, to $73.0 million for the three months ended December 31, 2020 compared to $60.5 million for the three months ended December 31, 2019. Gross profit reflects earnings after both product and occupancy expenses. Gross margin increased to 27.6% for the three months ended December 31, 2020 compared to 26.3% for the three months ended December 31, 2019. The increase in gross margin for the three months ended December 31, 2020 was primarily driven by store occupancy and shrink expense leverage, as well as an improved product margin.

Store expenses during the first quarter of fiscal 2021 increased 17.3%, to $60.3 million, compared to the same period in fiscal 2020. Store expenses as a percentage of sales increased to 22.8% during the first quarter of fiscal 2021 compared to 22.4% in the first quarter of fiscal 2020. Elevated labor-related expenses were the primary driver of the increase in store expenses during the quarter.

Administrative expenses increased 25.5% to $7.3 million during the first quarter of fiscal 2021 compared to $5.8 million for the same period in fiscal 2020. Administrative expenses as a percentage of sales increased to 2.8% during the first quarter of fiscal 2021 compared to 2.5% in the first quarter of fiscal 2020.

Operating income increased 82.7% to $5.2 million during the first quarter of fiscal 2021 compared to the comparable period in fiscal 2020. Operating margin during the first quarter of fiscal 2021 increased to 2.0% compared to 1.2% in the same period in fiscal 2020.

Net income for the first quarter of fiscal 2021 was $3.6 million, or $0.16 of diluted earnings per share, compared to net income of $1.9 million, or $0.08 of diluted earnings per share in the first quarter of fiscal 2020.

Adjusted EBITDA increased 25.5% to $13.2 million in the first quarter of fiscal 2021 compared to $10.6 million in the first quarter of fiscal 2020.

Balance Sheet and Cash Flow

As of December 31, 2020, the Company had $24.7 million in cash and cash equivalents, no outstanding balance on the Company’s $50.0 million revolving credit facility and $35.0 million outstanding on the fully drawn term loan facility.

During the first quarter of fiscal 2021, the Company generated $12.3 million in cash from operations and invested $3.7 million in net capital expenditures.

Dividend Announcement

Today, the Company announced the declaration of a quarterly cash dividend of $0.07 per common share. The dividend will be paid on March 17, 2021 to all stockholders of record at the close of business on March 1, 2021.

Growth and Development

During the first quarter of fiscal 2021, the Company opened one new store, ending the quarter with a total store count of 160 stores in 20 states. The Company’s one store opening during the first quarter of fiscal 2021 compared to opening two new stores in the first quarter of fiscal 2020, resulting in 3.2% and 2.6% unit growth rates for the twelve month periods ended December 31, 2020 and December 31, 2019, respectively. Since December 31, 2020, the Company has not opened any new stores.

As of February 4, 2021, the Company has signed leases for six new stores which will be located in Colorado, Missouri, Nevada, and Oregon. These new stores are planned to open during fiscal 2021 and beyond.

Fiscal 2021 Outlook

The Company is confirming its fiscal 2021 outlook, which was previously announced on November 19, 2020. The fiscal 2021 outlook reflects current trends in light of the rapidly evolving COVID-19 environment and related government mandates. While the Company cannot predict the duration or severity of the pandemic and related government mandates, the Company expects these factors will continue to impact its operations and financial performance through fiscal 2021. The Company expects:

Fiscal 2021 Outlook
Number of new stores	5-6
Number of relocations	3-5
Daily average comparable store sales growth	-2.0% to 2.0%
Diluted earnings per share	$0.60 to $0.70

Capital expenditures (in millions)	$28 to $35

Earnings Conference Call

The Company will host a conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss this earnings release. The dial-in number is 1-888-347-6606 (US); 1-855-669-9657 (Canada); or 1-412-902-4289 (International). The conference ID is “Natural Grocers by Vitamin Cottage.” A simultaneous audio webcast will be available at http://Investors.NaturalGrocers.com and archived for a minimum of 30 days.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is an expanding specialty retailer of natural and organic groceries, body care products and dietary supplements. The products sold by Natural Grocers must meet strict quality guidelines and may not contain artificial colors, flavors, preservatives or sweeteners, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products, and free-range eggs. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly, safe and convenient retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 160 stores in 20 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements that are not statements of historical fact are forward-looking statements. Actual results could differ materially from those described in the forward-looking statements because of factors such as risks and challenges related to the COVID-19 pandemic and government mandates, the economy, changes in the Company’s industry, business strategy, goals and expectations concerning the Company’s market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, future growth, other financial and operating information and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (the Form 10-K) and the Company’s subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to update forward-looking statements, except as may be required by the securities laws.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Form 10-K and the Company’s subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company’s website at http://Investors.NaturalGrocers.com.

Investor Contact:

Reed Anderson, ICR 646-277-1260, reed.anderson@icrinc.com

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,
	2020	2019

Net sales	$265,045	230,030
Cost of goods sold and occupancy costs	192,020	169,506
Gross profit	73,025	60,524
Store expenses	60,330	51,427
Administrative expenses	7,304	5,819
Pre-opening and relocation expenses	189	430
Operating income	5,202	2,848
Interest expense, net	(510)	(536)
Income before income taxes	4,692	2,312
Provision for income taxes	(1,060)	(444)
Net income	$3,632	1,868

Net income per common share:
Basic	$0.16	0.08
Diluted	$0.16	0.08
Weighted average number of shares of common stock outstanding:
Basic	22,558,946	22,471,350
Diluted	22,690,817	22,542,967

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

	December 31, 2020	September 30, 2020
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$24,661	28,534
Accounts receivable, net	6,703	8,519
Merchandise inventory	99,598	100,175
Prepaid expenses and other current assets	3,754	6,185
Total current assets	134,716	143,413
Property and equipment, net	145,105	147,929
Operating lease assets, net	333,735	339,239
Finance lease assets, net	39,275	40,096
Deposits and other assets(1)	622	647
Goodwill and other intangible assets, net	10,638	10,468
Total other assets	384,270	390,450
Total assets	$664,091	681,792

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$65,750	69,163
Accrued expenses	23,306	24,995
Term loan facility, current portion	1,750	—
Operating lease obligations, current portion	32,196	32,156
Finance lease obligations, current portion	2,929	2,836
Total current liabilities	125,931	129,150
Long-term liabilities:
Term loan facility, net of current portion	33,250	—
Operating lease obligations, net of current portion	320,004	325,641
Finance lease obligations, net of current portion	38,748	39,506
Deferred income tax liabilities, net	16,000	14,429
Total long-term liabilities	408,002	379,576
Total liabilities	533,933	508,726

Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, and 22,563,649 and 22,546,765 shares issued and outstanding at December 31, 2020 and September 30, 2020, respectively	23	23
Additional paid-in capital	56,918	56,752
Retained earnings	73,217	116,291
Total stockholders’ equity	130,158	173,066
Total liabilities and stockholders’ equity	$664,091	681,792

(1) Certain prior year amounts have been combined for consistency with current year presentation.

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three months ended December 31,
	2020	2019

Operating activities:
Net income	$3,632	1,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,637	7,707
Loss on disposal of property and equipment	—	1
Lease exit costs	105	—
Share-based compensation	248	279
Deferred income tax expense	1,571	424
Non-cash interest expense	3	3
Changes in operating assets and liabilities
Decrease (increase) in:
Accounts receivable, net	1,816	378
Merchandise inventory	577	(1,966)
Prepaid expenses and other assets	(550)	(371)
Income tax receivable	3,004	29
Operating lease asset	7,664	7,451
(Decrease) increase in:
Operating lease liability	(7,955)	(7,625)
Accounts payable	(3,720)	(669)
Accrued expenses	(1,689)	2,971
Net cash provided by operating activities	12,343	10,480
Investing activities:
Acquisition of property and equipment	(3,273)	(10,982)
Acquisition of other intangibles	(427)	(1,008)
Proceeds from property insurance settlements	—	17
Net cash used in investing activities	(3,700)	(11,973)
Financing activities:
Borrowings under revolving facility	—	113,000
Repayments under revolving facility	—	(110,400)
Borrowings under term loan facility	35,000	—
Finance lease obligation payments	(675)	(519)
Dividend to shareholders	(46,706)	(1,573)
Loan fees paid	(53)	(25)
Payments on withholding tax for restricted stock unit vesting	(82)	(47)
Net cash (used in) provided by financing activities	(12,516)	436
Net decrease in cash and cash equivalents	(3,873)	(1,057)
Cash and cash equivalents, beginning of period	28,534	6,214
Cash and cash equivalents, end of period	$24,661	5,157
Supplemental disclosures of cash flow information:
Cash paid for interest	$8	163
Cash paid for interest on finance lease obligations, net of capitalized interest of $37 and $45, respectively	463	373
Income taxes paid	—	10
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of property and equipment not yet paid	$2,778	6,015
Acquisition of other intangibles not yet paid	196	482
Property acquired through operating lease obligations	2,769	6,378
Property acquired through finance lease obligations	106	1,322

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Non-GAAP financial measures

(Unaudited)

 EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. We define EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA as adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance, including certain items such as impairment charges, store closing and lease exit costs and non-recurring items. The adjustment to EBITDA for the three months ended December 31, 2020 is related to lease exit costs associated with one store that closed in the first quarter of fiscal year 2019.

The following table reconciles net income to EBITDA and Adjusted EBITDA, dollars in thousands:

	Three months ended December 31,
	2020	2019
Net income	$3,632	1,868
Interest expense, net	510	536
Provision for income taxes	1,060	444
Depreciation and amortization	7,637	7,707
EBITDA	12,839	10,555
Lease exit costs	405	—
Adjusted EBITDA	$13,244	10,555

EBITDA increased 21.6% to $12.8 million in the three months ended December 31, 2020 compared to $10.6 million for the three months ended December 31, 2019. EBITDA as a percentage of sales was 4.8% and 4.6% in the three months ended December 31, 2020 and 2019, respectively.

Adjusted EBITDA increased 25.5% to $13.2 million in the three months ended December 31, 2020 compared to $10.6 million in the three months ended December 31, 2019. Adjusted EBITDA as a percentage of sales was 5.0% and 4.6% for the three months ended December 31, 2020 and 2019, respectively.

Management believes some investors’ understanding of our performance is enhanced by including EBITDA and Adjusted EBITDA, non-GAAP financial measures. We believe EBITDA and Adjusted EBITDA provide additional information about: (i) our operating performance, because it assists us in comparing the operating performance of our stores on a consistent basis, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from our core operations such as interest expense and income taxes and (ii) our performance and the effectiveness of our operational strategies. Additionally, EBITDA is a component of a measure in our financial covenants under our credit facility.

Furthermore, management believes some investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry. Management believes some investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. By providing these non-GAAP financial measures, together with a reconciliation from net income, we believe we are enhancing analysts’ and investors’ understanding of our business and our results of operations, as well as assisting analysts and investors in evaluating how well we are executing our strategic initiatives.

Our competitors may define EBITDA and Adjusted EBITDA differently, and as a result, our measure of EBITDA and Adjusted EBITDA may not be directly comparable to those of other companies. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA and Adjusted EBITDA are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, net income or other financial statement data presented in the consolidated financial statements as indicators of financial performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or as a substitute for, analysis of our results as reported under GAAP. Some of the limitations are:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

●	EBITDA and Adjusted EBITDA do not reflect any impact for single lease expense for leases classified as finance leases;

●	EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

●	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

●

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Due to these limitations, EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as supplemental information.